UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2014 (October 3, 2014)

Global Cash Access Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada	89113
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last

report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 3, 2014, Global Cash Access Holdings, Inc. (“GCA”), together with its wholly-owned subsidiary Global Cash Access, Inc., entered into a third amendment to its Credit Agreement, dated March 1, 2011, among Deutsche Bank Trust Company Americas, as administrative agent and the various lenders who are a party thereto (the “Amendment”).

As previously reported in its Current Report on Form 8-K, filed on September 8, 2014, GCA has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated September 8, 2014, by and among GCA, Movie Merger Sub, Inc., a Texas corporation and a wholly owned subsidiary of GCA, and Multimedia Games Holding Company, Inc., a Texas corporation (“Multimedia Games”), pursuant to which GCA will acquire the outstanding shares of Multimedia Games for $36.50 per share in cash, without interest (the “Merger Consideration”).  In addition, in connection with the Merger Agreement, GCA entered into a commitment letter, dated September 8, 2014 (the “Debt Commitment Letter”), with Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Deutsche Bank AG New York Branch (“DBNY”), and Deutsche Bank Securities Inc. (“DBSI” and together with Bank of America, Merrill Lynch, and DBNY, the “Commitment Parties”), pursuant to which the Commitment Parties have agreed to provide the financing necessary to fund the consideration to be paid pursuant to the terms of the Merger Agreement and refinance borrowings under GCA’s and Multimedia Games’ existing credit facilities (the “Debt Financing”).

The Amendment will facilitate the Debt Financing by, among other things, enabling GCA, through a newly formed subsidiary, to incur such Debt Financing into a special escrow account and to use such amounts, together with cash on hand, to pay the Merger Consideration and related fees and expenses of the transaction.

The foregoing summary does not purport to be complete and is qualified in its entirety by the text of the third amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On October 3, 2014, GCA and Multimedia Games received written notice of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to GCA’s pending acquisition of Multimedia Games.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Third Amendment, dated October 3, 2014, to Credit Agreement, dated March 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: October 6, 2014

By:	/s/ Randy L. Taylor
Randy L. Taylor
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Third Amendment, dated October 3, 2014, to Credit Agreement, dated March 1, 2011.